FEB 28, 2013	Monthly Insight The China Fund, Inc. (CHN)

Investment Objective

The investment objective of the Fund is to achieve long term capital appreciation. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.

The Fund has an operating policy that the Fund will invest at least 80% of its assets in China companies. For this purpose, ‘China companies’ are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organized outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organized in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to this policy.

Performance Overview

Performance History	1 month	3 months	YTD	1 Year	3 Years (p.a.)	5 Years (p.a.)	10 Years (p.a.)	Since Inception
NAV (%)	0.13	9.34	4.78	5.95	4.64	2.37	18.11	10.91
Market price (%)	-4.49	9.67	0.23	6.88	4.40	5.02	17.83	9.96
Benchmark (%)	-1.96	4.21	1.41	5.45	7.41	1.35	13.45	N/A

Performance History	2012	2011	2010	2009	2008	2007	2006	2005
NAV (%)	12.07	-24.37	27.25	72.82	-46.95	86.20	57.10	6.09
Market price (%)	20.46	-27.51	23.60	72.19	-40.65	50.24	65.67	-21.51
Benchmark (%)	22.65	-18.36	13.60	67.12	-49.37	37.97	39.50	10.27

Source: State Street Bank and Trust Company. Source for index data: MSCI as at February 28, 2013.

Portfolio Analysis

Sector allocation (%)	Country allocation (%)

Source: State Street Bank and Trust Company as at February 28, 2013.	* China includes A-shares (5.6%), A-share equity linked securities (8.0%), B-shares (0.0%), H-shares (13.4%) and Red-chips (16.9%).

The China Fund, Inc. (CHN)

Portfolio Analysis (continued)

Top 10 Holdings	Sector	%
TAIWAN SEMICONDUCTOR MANUFACTURING CO., LTD.	I.T.	5.7
INDUSTRIAL & COMMERCIAL BANK OF CHINA	FINANCIALS	5.7
HAND ENTERPRISE SOLUTIONS CO., LTD.	I.T.	5.7
SUN HUNG KAI PROPERTIES, LTD.	FINANCIALS	5.2
CHINA EVERBRIGHT INTERNATIONAL, LTD.	INDUSTRIALS	4.7
CHINA MOBILE, LTD.	TELECOM	3.5
DIGITAL CHINA HOLDINGS, LTD.	I.T.	3.0
ENN ENERGY HOLDINGS, LTD.	UTILITIES	2.9
CHINA MEDICAL SYSTEM HOLDINGS, LTD.	HEALTHCARE	2.9
PING AN INSURANCE , LTD.	FINANCIALS	2.8
Total		42.1

Direct Investments	Sector	%
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 5/16/13	OTHERS	1.5
GOLDEN MEDITECH HOLDINGS, LTD. 15.0%, 11/16/13	OTHERS	1.5

Total		3.0

Source: State Street Bank and Trust Company as at February 28, 2013.

Fund Details

NAV	$23.66
Market price	$21.46
Premium/Discount	-9.30%
Market cap	US$340.5m
Shares outstanding	15,868,433
Exchange listed	NYSE
Listing date	July 10, 1992
Benchmark	MSCI Golden Dragon Index (Total Return)
Fund Manager	Christina Chung
Listed and direct investment manager	RCM Asia Pacific Limited

Source: State Street Bank and Trust Company as at February 28, 2013.

Dividend History (10 years)

Declaration date	Ex-dividend date	Record date	Payable date	Dividend/ Share	Income	Long-term Capital	Short-term Capital
10 Dec 2012	20 Dec 2012	24 Dec 2012	28 Dec 2012	3.2517	0.3473	2.9044	0.0000
8 Dec 2011	21 Dec 2011	23 Dec 2011	29 Dec 2011	2.9964	0.1742	2.8222	0.0000
8 Dec 2010	21 Dec 2010	24 Dec 2010	29 Dec 2010	2.2742	0.3746	1.8996	0.0000
9 Dec 2009	22 Dec 2009	24 Dec 2009	29 Dec 2009	0.2557	0.2557	0.0000	0.0000
8 Dec 2008	22 Dec 2008	24 Dec 2008	23 Jan 2009	5.8174	0.4813	5.3361	0.0000
7 Dec 2007	19 Dec 2007	21 Dec 2007	25 Jan 2008	12.1200	0.2800	9.0000	2.8400
8 Dec 2006	19 Dec 2006	21 Dec 2006	29 Dec 2006	4.0117	0.2996	2.7309	0.9812
9 Dec 2005	19 Dec 2005	21 Dec 2005	29 Dec 2005	2.5119	0.2172	2.2947	0.0000
13 Dec 2004	20 Dec 2004	22 Dec 2004	7 Jan 2005	3.5701	0.1963	3.2664	0.1074
19 Dec 2003	29 Dec 2003	31 Dec 2003	15 Jan 2004	1.7800	0.0700	0.6700	1.0400

Source : State Street Bank and Trust Company as at December 31, 2012

The China Fund, Inc. (CHN)

The China Fund Inc.   NAV  Performance  of  USD $10,000 since inception (with dividends reinvested at NAV price)

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at February 28, 2013.

The China Fund Inc.  Premium /  Discount

Past performance is not a guide to future returns.
Source: State Street Bank and Trust Company as at February 28, 2013.

The China Fund, Inc. (CHN)

Manager’s Commentary

Market review

In February, the off-shore China equity market was in a consolidation mode after a strong rebound since September 2012. The market pulled back on tightening concerns after the People’s Bank of China (PBoC) conducted an open market operation to absorb excess liquidity. We believe that this latest PBoC action did not indicate a shift towards policy tightening. Rather, this action likely was largely driven by liquidity normalization following the usual easier credit conditions before Chinese New Year. On the other hand, the State Council was urging local governments to tackle surging property prices. As of now, local governments have not yet implemented any measures. Investors are distressed about another possible round of policy tightening in property sector. On the macroeconomic front, the February Purchasing Managers’ Index (PMI) eased modestly to 50.1 but was still above the threshold of 50 for the fifth consecutive month. Banking and property sectors, being the outperformers in the previous rally, were under selling pressure on profit taking.

In Hong Kong, the government launched another round of cooling measures to curb overheating property prices by doubling stamp duties to buyers who are already residential unit owners. We believe that this will lead to a significant fall in transactions in the physical market and potentially some adjustment in property prices. Investors’ sentiment towards property developers were undermined. Even so, valuations of property developers are attractive.

In Taiwan, macro-economic data continued to be supportive of equity performance. For external sectors, both imports and exports rose significantly year-on-year in January; while industrial production increase 19.2% year-on-year compared to low single digit growth the previous month. Taiwan’s fourth quarter GDP grew at 3.7% year-on-year, leading to full year growth of 1.3%. On the other hand, January CPI inflation remained low at approximately 1.2% year-on-year compared to a 1.6% year-on-year rise the previous month.

Fund review

In February, the Fund outperformed relative to the benchmark mainly due to stock selection in the industrials sector.

The top contributor for the month was China Everbright International. Share price performed well in February since the market anticipated a possible acceleration of new projects to resolve pollution in China. In the medium term, the stock may be re-rated as its revenues will become increasingly driven by operating service revenue. On the other hand, the share price of Natural Beauty continued to be weak, undermined by a profit warning for 2012. Consumers tended to be conservative in their discretionary spending.

Outlook

We expect China equities to range trade in the short term awaiting economic reform initiatives by the new government. As valuations and earnings expectations are still reasonable, we believe downside risk is limited. While investors are increasingly wary of policy tightening controls for the property sector, the existing policy stance remains relatively neutral. Nevertheless, there will be an on-going fine-tuning of property market measures to avert any sharp appreciation of property prices. Although property stocks may be undermined, we do not think that this will have a significant impact on the equity market in general.

We remain cautious in the Taiwan market, on the back of the concern with the sustainability of Taiwan pension plans, as well as the structural weakness in its export sector. The potential collapse in confidence in the national pension funds possibly as a result of either a tax hike or a cut in pension payments would likely weigh negatively on domestic consumption growth and business sentiment. In addition, the global trend of weakening PC shipments will continue to negatively impact PC-related manufacturers in Taiwan. However, investment opportunities exist in companies that could benefit from the commoditization trend in smart-device components.

Source: RCM Asia Pacific Limited as at February 28, 2013.

The China Fund, Inc. (CHN)

Portfolio Holdings

CUSIP	Security Description	Cost Base	Base MV	Shares		Percentage of Net Assets
688910900	Taiwan Semiconductor Manufacturing Co., Ltd.	16,072,089.00	21,430,839.00	6,084,000		5.7
B1G1QD902	Industrial & Commercial Bank of China	20,739,449.00	21,425,536.00	29,829,000		5.7
B3VN92906	HAND Enterprise Solutions Co., Ltd.	1,793,493.00	21,142,625.00	6,369,715		5.7
685992000	Sun Hung Kai Properties, Ltd.	17,289,798.00	19,604,521.00	1,269,000		5.2
663094902	China Everbright International, Ltd.	12,183,629.00	17,786,335.00	26,730,000		4.7
607355906	China Mobile, Ltd.	12,606,802.00	13,116,182.00	1,191,000		3.5
635186901	Digital China Holdings, Ltd.	13,205,899.00	11,396,785.00	7,256,000		3.0
633393905	Enn Energy Holdings, Ltd.	606,420.00	10,970,759.00	2,204,000		2.9
B6WY99909	China Medical System Holdings, Ltd.	853,792.00	10,684,174.00	11,669,300		2.9
913BMZ902	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 04/01/13)	9,494,980.00	10,632,091.00	1,418,047		2.8
619376908	China Resources Land, Ltd.	5,946,869.00	10,058,120.00	3,436,000		2.7
674842901	Ruentex Development Co., Ltd.	3,423,335.00	9,661,333.00	4,416,301		2.6
B01CT3905	Tencent Holdings, Ltd.	7,312,795.00	9,071,672.00	262,100		2.4
644094906	Taiwan FamilyMart Co., Ltd.	1,631,072.00	8,741,983.00	1,942,652		2.3
17313A533	Gree Electric Appliances, Inc. Access Product (expiration 01/17/14)	6,453,442.00	8,506,953.00	1,838,546		2.3
B00G0S903	CNOOC, Ltd.	8,859,687.00	8,320,076.00	4,228,000		2.2
B2R2ZC908	CSR Corp., Ltd.	7,466,210.00	8,092,899.00	9,930,000		2.2
671815900	Qingling Motors Co., Ltd.	8,718,221.00	7,954,556.00	28,960,000		2.1
B1YMYT902	Hiwin Technologies Corp.	9,693,067.00	7,785,676.00	942,750		2.1
643648900	Shenzhen International Holdings, Ltd.	3,288,964.00	7,694,319.00	54,242,500		2.0
670039007	Uni-President Enterprises Corp.	1,090,258.00	6,861,163.00	3,667,508		1.8
959GRNII9	Taiwan Life Insurance Co., Ltd., 4.0%, 12/28/14	6,178,274.00	6,685,548.00	200,000,000		1.8
B15456906	Bank of China, Ltd.	6,465,433.00	6,513,065.00	13,762,000		1.7
634007900	Kunlun Energy Co., Ltd.	5,034,472.00	6,489,866.00	3,122,000		1.7
637248907	MediaTek Inc.	6,194,126.00	6,284,075.00	559,000		1.7
626073902	Delta Electronics, Inc.	4,550,608.00	6,015,455.00	1,615,000		1.6
620267906	Advantech Co., Ltd.	4,104,779.00	5,713,111.00	1,284,000		1.5
99ZMCS903	Kweichow Moutai Co., Ltd. Access Product (expiration 10/26/15)	7,383,669.00	5,707,557.00	204,751		1.5
986PLG005	Golden Meditech Holdings, Ltd. 15.0%, 11/16/13	5,557,209.00	5,555,167.00	58,222,500	^	1.5
986PLF007	Golden Meditech Holdings, Ltd. 15.0%, 05/16/13	5,557,209.00	5,555,166.00	58,222,500	^	1.5
626735906	Hong Kong Exchanges and Clearing, Ltd.	4,947,274.00	5,521,597.00	306,500		1.5
644806002	Hutchison Whampoa, Ltd.	4,088,916.00	4,883,625.00	453,000		1.3
B1L8PB906	Tong Hsing Electronic Industries Ltd	4,274,408.00	4,230,361.00	1,000,000		1.1
643055908	Golden Meditech Holdings, Ltd.	4,555,715.00	4,202,279.00	35,040,000		1.1
B633D9904	Zhongsheng Group Holdings, Ltd.	3,466,065.00	4,119,335.00	2,662,000		1.1
651795908	Natural Beauty Bio-Technology, Ltd.	4,906,910.00	3,999,084.00	47,710,000		1.1
B3ZVDV905	Sinopharm Group Co., Ltd.	2,527,529.00	3,821,372.00	1,212,000		1.0
613623909	Hengan International Group Co Ltd	3,889,897.00	3,801,171.00	375,500		1.0
600245005	ASM Pacific Technology, Ltd.	3,728,874.00	3,725,785.00	281,600		1.0
B236JB905	Tiangong International Co., Ltd.	3,744,634.00	3,693,051.00	12,616,000		1.0
665157905	Comba Telecom Systems Holdings, Ltd.	7,565,579.00	3,645,932.00	10,958,500		1.0
B1CKXF901	Zhengzhou Yutong Bus Co., Ltd. Access Product (expiration 01/20/15)	3,096,799.00	3,626,285.00	825,469		1.0
B60LZR903	Agricultural Bank of China Ltd	2,895,784.00	2,701,863.00	5,238,000		0.7
629099904	WT Microelectronics Co., Ltd.	1,579,112.00	1,613,899.00	1,335,530		0.4
B1TDQL904	Ping An Insurance (Group) Company of China, Ltd. Access Product (expiration 01/17/14)	1,566,145.00	1,573,830.00	209,900		0.4
B4PTR3906	Fook Woo Group Holdings, Ltd.	7,974,083.00	1,119,677.00	25,314,000		0.3
B04W2V905	FU JI Food and Catering Services Holdings Ltd.	4,246,696.00	0.00	5,462,000		0.0
ACI0090H8	Zong Su Foods (acquired 09/21/10)	15,000,034.00	0.00	2,677		0.0

^Nominal value owed in HK dollars.

Source: State Street Bank and Trust Company as at February 28, 2013.

The China Fund, Inc. (CHN)

The information contained herein has been obtained from sources believed to be reliable but RCM and its affiliates do not warrant the information to be accurate, complete or reliable. The opinions expressed herein are subject to change at any time and without notice. Past performance is not indicative of future results. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Investors should consider the investment objectives, risks, charges and expenses of any mutual fund carefully before investing. This and other information is contained in the fund’s annual and semiannual reports, proxy statement and other fund information, which may be obtained by contacting your financial advisor or visiting the fund’s website at www.chinafundinc.com. This information is unaudited and is intended for informational purposes only. It is presented only to provide information on investment strategies and opportunities. The Fund seeks to achieve its objective through investment in the equity securities of companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China. Investing in non-U.S. securities entails additional risks, including political and economic risk and the risk of currency fluctuations, as well as lower liquidity. These risks, which can result in greater price volatility, will generally be enhanced in less diversified funds that concentrate investments in a particular geographic region. The Fund is a closed-end exchange traded management investment company. This material is presented only to provide information and is not intended for trading purposes. Closed-end funds, unlike open-end funds, are not continuously offered. After the initial public offering, shares are sold on the open market through a stock exchange, where shares may trade at a premium or a discount. Holdings are subject to change daily.